HOLLYER BRADY SMITH & HINES LLP
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                                                   April 24, 2003



To the Trustees of Aquila Rocky Mountain Equity Fund


     We consent to the incorporation by reference into Post-
Effective Amendment No. 10 under the 1933 Act and Amendment No. 13 under the 1940 Act of our opinion dated April 23, 1998.

                              Hollyer Brady Smith & Hines LLP


                              /s/ William L. D. Barrett

                              By__________________________
                                         Partner